EXHIBIT 23.2






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              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT


We consent to the use in this Registration Statement of Epic Energy Resources, Inc., on Form S-1, Amendment No. 5 to Form S-1, of (i) our report dated April 9, 2008 for the financial statements of Epic Energy Resources, Inc. as of December 31, 2007 and 2006, and for the years then ended (ii) our report dated October 29, 2007 for the financial statements of The Carnrite Group L.L.C. as of June 30, 2007 and for the period from March 28, 2007 (inception) through June 30, 2007, and (iii) our report dated March 20, 2008 for the financial statements of Epic Integrated Solutions L.L.C. as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from March 29, 2006 (inception) through December 31, 2006. We also consent to the reference to us under the heading "Experts" in this registration statement.




/s/ Malone & Bailey, PC

www.malone-bailey.com
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Houston, Texas

October 16, 2008


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            Consent of Independent Registered Public Accounting Firm



We consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our report dated June 6, 2007, relating to the financial statements of Pearl Development Company (now named Pearl Investment Company) as of December 31, 2006 and for the two years ended December 31, 2006.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

Denver, CO
October 20, 2008